UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     February 20, 2007

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Retention Agreement

On February 20, 2007, the Compensation Committee of the Board of Directors of Boston Scientific Corporation (the “Company”) approved an amendment to the definition of “Change in Control” contained in the Retention Agreement between the Company and each of its executive officers to mean the consummation of a reorganization, merger, consolidation or similar arrangement involving the Company, rather than the shareholder approval of such a transaction. We intend to ask each executive officer to sign an amended Retention Agreement. A copy of the form of Retention Agreement, as amended, is filed with this report as Exhibit 10.1.

2007 Performance Incentive Plan

On February 20, 2007, the Compensation Committee of the Board of Directors of the Company approved an amendment to the 2007 Performance Incentive Plan, which plan is applicable to its executive officers, establishing an incentive compensation recoupment policy. In the event of a restatement of the financial statements of the Company that would reduce a previously granted award’s size or payment, the Company will seek reimbursement of the amount of the performance incentive award paid to the Company’s executive officers which is in excess of the amounts that would have been paid based on the restated financial results. A copy of the 2007 Performance Incentive Plan, as amended, is filed with this report as Exhibit 10.2.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Form of Retention Agreement, as amended.
10.2	2007 Performance Incentive Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: February 26, 2007	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Vice President and Assistant General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of Retention Agreement, as amended.
10.2	2007 Performance Incentive Plan, as amended.